UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

American Energy Fields, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26-1657084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101 Apache Junction, AZ	95120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 288-6530

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMERICAN ENERGY FIELDS, INC.

TABLE OF CONTENTS

		Page
Item 1.01	Entry Into a Material Definitive Agreement	3
Item 9.01	Financial Statements and Exhibits	4

Item 1.01  Entry into a Material Definitive Agreement.

On February 15, 2011, American Energy Fields, Inc. (the “Company”), its wholly owned subsidiary, Green Energy Fields, Inc. (“Green Energy”) and Dr. Karen Wenrich (“Dr. Wenrich”) entered into an asset purchase agreement (the “Agreement”) pursuant to which Green Energy has agreed to purchase certain unpatented mining claims commonly known as the “Arizona Breccia Pipes Project” located in the Coconino and Mohave counties of Arizona (the “Property” and the transaction, the “Mining Purchase”) only upon the occurrence of certain conditions precedent.  The consummation of the Mining Purchase will occur only in the event that certain actions taken by the Bureau of Land Management (“BLM”) on July 20, 2009, which had the effect of withdrawing certain lands in the vicinity of the Property from mineral location and entry (the “Withdrawal”), are terminated within five (5) years from the date of the Agreement leaving more than 50% of the total unpatented mining claims that comprise the Property open to mineral location and entry (the “Withdrawal Termination”).  In the event the Withdrawal Termination occurs that results in fewer than 50% of the total unpatented mining claims that comprise the Property opened to mineral location and entry, Green Energy will have an unrestricted option to purchase the Property pursuant to the terms of the Agreement (the “Purchase Option”).  The Purchase Option expires 120 days from the date of the Withdrawal Termination.

The Withdrawal is currently being studied in an Environmental Impact Statement prepared by the BLM.  The Withdrawal at any time may be extended in duration and scope and there can be no assurance that the Withdrawal Termination will occur and that the Mining Purchase will occur.  In the event of a Withdrawal Termination and as consideration for the Mining Purchase, Green Energy will pay to Dr. Wenrich: (i) the current claim maintenance fees and other incidental charges of the BLM, which were due in August 2010 and which were advanced by Green Energy to Dr. Wenrich in the amount of $8,540, (ii) $225,000 in cash of which (x) $25,000 shall be delivered upon execution of the Agreement, (y) $100,000 will be paid within 120 days of the Withdrawal Termination (which is refundable in the event the closing of the Mining Purchase does not occur) and (z) $100,000 upon closing of the Mining Purchase (the “Closing”) (collectively, the “Purchase Price”).  Dr. Wenrich shall retain a 2.5% net smelter return in the Property.  If the Purchase Price is paid in full and the Closing is consummated, the Company shall issue Dr. Wenrich warrants to purchase an aggregate of 250,000 shares of its common stock at a per share exercise price of $0.45.

Pursuant to the terms of the Agreement, in the event of the Closing, Green Energy has agreed to spend an aggregate of at least $1,500,000 in exploration and related work commitments on the Property over the course of three (3) years from the date of Closing with, a promised expenditure of $250,000 within the first year of Closing.  If Green Energy fails to meet its required work commitment for the first year it has agreed to pay Dr. Wenrich the sum of $20,000.  If Green Energy fails to meet its required work commitment for the three year period from Closing, it has agreed to pay Dr. Wenrich an additional sum of $80,000.  Additionally, Green Energy will retain a right of first refusal for the sale of any additional properties, of which Dr. Wenrich becomes a majority owner, within a 30-mile radius of the Property.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 23, 2011

AMERICAN ENERGY FIELDS, INC.

By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Asset Purchase Agreement
99.1	Press Release